As filed with the Securities and Exchange Commission on January 6, 1999

                                        Registration No. 333-___________


                         SECURITIES AND EXCHANGE
COMMISSION
                         WASHINGTON, D.C.  20549


                                FORM S-8

                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                            Cardiac Science, Inc.
         (Exact name of registrant as specified in its charter)

                               Delaware
            (State or other jurisdiction of incorporation or organization)

                               33-0465681
                 (I.R.S. employer identification number)

     1176 Main Street, Suite C
       Irvine, California                                    92614
       (Address of principal executive offices)        (Zip code)

         Cardiac Science, Inc. 1997 Stock Option/Stock Issuance
Plan
                        (Full title of the plan)

                            Raymond W. Cohen
                          Cardiac Science, Inc.
                            1176 Main Street
                                 Suite C
                        Irvine, California 92614
                  (Name and address of agent for service)


                               (949) 587-0357

           Telephone number, including area code, of agent for service.


                               - copy to -
                         Howard S. Breslow, Esq.
                          Breslow & Walker, LLP
                            767 Third Avenue
                        New York, New York  10017
                             (212) 832-1930

                     CALCULATION OF REGISTRATION FEE
Title of
securities to
be registered
   Amount to be
registered(1)C

Proposed
maximum
offering price
per share
   Proposed
maximum
aggregate
offering
priceC

Amount of
registration
fee
Common Stock, par
value $.001 per share
("Common Stock")
                         705,000(2)           --                $1,405,500         $414.63



(1)In addition to this amount, such additional shares as may be issuable in accordance with the terms of the Cardiac Science, Inc. 1997 Stock Option/Stock Issuance Plan (the "1997 Plan") as stock dividends or in the event of a stock split, reorganization, merger, recapitalization or similar event affecting the 705,000 shares being registered.

(2)Includes options previously granted to directors and employees of the Registrant to purchase an aggregate of 705,000 shares of Common Stock (being all shares available under the 1997 Plan) at an aggregate exercise price of $1,405,500.

                                 PART I


INFORMATION REQUIRED IN THE SECTION 10(a)
PROSPECTUS

Item 1.           Plan Information.

                  To be distributed to participants in
Registrant's 1997 Stock Option/Stock Issuance Plan (the
"1997 Plan").

Item 2.           Registrant Information and Employee Plan
Annual Information.

                  To be distributed to participants in
Registrant's 1997 Plan.


                                 PART II


                       INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

                  The following documents of the Registrant heretofore filed with the Securities and Exchange
Commission are hereby incorporated by reference:

                  (a)       The Registrant's Annual Report on
                            Form 10-KSB for the year ended
                            December 31, 1997, which contains
                            audited financial statements for the
                            Registrant's latest fiscal year.

                  (b)       Registrants Definitive Proxy
Statement filed April 14, 1998.

                  (c)       Registrant's quarterly reports on
                            Form 10-QSB for the quarters ended
                            March 31, 1998, June 30, 1998 (as
                            amended on August 26, 1998) and
                            September 30, 1998.

                  (d)       Registrant's reports on Form 8-K
                            filed May 7, 1998, May 29, 1998,
                            June 30, 1998, July 8, 1998, August
                            17, 1998, October 13, 1998,
                            November 2, 1998, December 14,
                            1998 and January 5, 1999.

                  (e)       The description of the Common
                            Stock, par value $.001 per share
                            (the "Common Stock"), registered
                            under \Section 12(g) of the Securities
                            Exchange Act of 1934 (the
                            "Exchange Act"), as set forth in the
                            Registrant's Application for
                            Registration on Form 10, dated
                            October 2, 1991, including any
                            amendments thereto filed for the
                            purpose of updating such
                            description.

         All other documents subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and are a part hereof from the date of filing such documents.

         The aforementioned documents are available without charge to each 1997 Plan participant, by written or oral request of such person to Brett Scott, Chief Financial
Officer, Cardiac Science, Inc., 1176 Main Street, Suite C,
Irvine, CA 92614, telephone number (949) 587-0357.


Item 4.           Description of Securities.

                  Not applicable.


Item 5.           Interests of Named Experts and Counsel.

                  The legality of the shares of Common Stock offered hereunder will be passed upon for the Registrant by Breslow & Walker, LLP. As of the date of this Registration Statement Breslow & Walker, LLP owns
3,062 shares of Common Stock and warrants to purchase an additional 262,500 shares of Common Stock.


Item 6.           Indemnification of Directors and Officers.

         The Company is incorporated under the laws of Delaware. The general effect of Section 145 of the Delaware General Corporation Law is to empower a corporation organized thereunder to indemnify its officers and directors against expenses (including attorneys' fees), and in non-derivative suits against judgments, fines and amounts paid in settlement resulting from actions, suits or proceedings arising by reason of the fact of such officership or directorship and to require indemnification for expenses (including attorneys' fees) where such officer or director has been successful on the merits in the defense of such action. Among the limitations imposed by this statute are that the party to be indemnified has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and that absent a court determination of fair and reasonable entitlement, no indemnification may be made to him in respect of any claim by or in the right of the corporation itself if he is adjudged liable for negligence or misconduct. The indemnification provided for by the statute is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise.



         The Registrant's By-Laws provide for
indemnification (to the fullest extent permitted by law) of directors, officers or those serving at the request of the Registrant as a director or executive officer of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person.
The Registrant is required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Registrant. In addition, Article Eight of the Certificate of Incorporation of the Registrant contains provisions for the indemnification of directors, officers and employees to the fullest extent permitted by applicable Delaware and California law as it presently exists or may be amended.


Item 7.           Exemption from Registration Claimed.

         Not applicable.


Item 8.           Exhibits.

INDEX TO EXHIBITS


   Exhibit

   Description
C

Sequentially
Numbered Page
Where Located

4(a)Cardiac Science, Inc. 1997
Stock Option/Stock Issuance
Plan
        94(b)Cardiac Science, Inc. Stock
Option Agreement
       23

4(c)Cardiac Science, Inc. Stock
Issuance Agreement
       314(d)Cardiac Science, Inc. Stock
Purchase Agreement for
Shares Not Fully Vested
       444(e)Cardiac Science, Inc. Stock
Purchase Agreement for Fully
Vested Shares
       604(f)Certificate of Incorporation*       --4(g)By-Laws*       --5Opinion of Messrs. Breslow &
Walker, LLP as to the legality
of the securities being
registered
       6923(a)Consent of Independent
Accountant's
       7023(b)Reference is made to Exhibit 5
with respect to the Consent of
Messrs. Breslow & Walker,
LLP
       --_______________

*Incorporated by reference to the Registrant's
Application for Registration on Form 10 dated October
2, 1991.

Item 9.           Undertakings.

                  A.        Rule 415 offering.  The undersigned
Registrant hereby undertakes:

                            (1)     To file, during any period in
which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i)     To include any prospectus
required by Section 10(a)(3) of the Securities Act of 1933
(the "Act");

                            (ii)    To reflect in the prospectus
any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                            (iii)   To include any material
information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                            (2)     That, for the purpose of
determining any liability under the Act, each such post - effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            (3)     To remove from registration
by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                  B.        Filings incorporating subsequent
Exchange Act
                            documents by reference.

                  The undersigned Registrant hereby
undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C.  Filing of registration statement on Form
S-8.

                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                              SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, as of this 31st day of December, 1998.

CARDIAC SCIENCE, INC.

By:/s/ Raymond W. Cohen
Raymond W. Cohen, President and Chief Executive Officer
(Principal Executive Officer)


/s/ Brett L. Scott
Brett L. Scott, Chief Financial Officer
(Principal Financial and Accounting Officer)


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature
   Title   Date

/s/ Raymond W. Cohen
              Raymond W. Cohen
Director
December 31, 1998

/s/ Paul D. Quadros
               Paul D. Quadros
DirectorDecember 31, 1998

/s/ Peter Crosby
                Peter Crosby

Director

December 31, 1998

               Howard L. Evers

DirectorDecember 31, 1998



Exhibit 4(a)

                           CARDIAC SCIENCE INC
                  1997 STOCK OPTION/STOCK ISSUANCE PLAN

                               ARTICLE ONE

                           GENERAL PROVISIONS


          I.      PURPOSE OF THE PLAN

                  This 1997 Stock Option/Stock Issuance Plan is intended to promote the interests of Cardiac Science Inc, a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                  Capitalized terms herein shall have the
meanings assigned to such terms in the attached Appendix.

          II.     STRUCTURE OF THE PLAN

                  A.      The Plan shall be divided into two (2)
separate equity programs:

                          (i)                          the
                  Option Grant Program under which
                  eligible persons may, at the
                  discretion of the Plan Administrator,
                  be granted options to purchase
                  shares of Common Stock, and

                          (ii)                         the
                  Stock Issuance Program under which
                  eligible persons may, at the
                  discretion of the Plan Administrator,
                  be issued shares of Common Stock
                  directly, either through the
                  immediate purchase of such shares
                  or as a bonus for services rendered
                  the Corporation (or any Parent or
                  Subsidiary).

                  B.      The provisions of Articles One and
Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

          III.    ADMINISTRATION OF THE PLAN

                  A.      The Plan shall be administered by the
Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

                  B.      The Plan Administrator shall have full
power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options thereunder as it may deem necessary or advisable.
Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option thereunder.

          IV.     ELIGIBILITY

                  A.      The persons eligible to participate in
the Plan are as follows:

                          (i)      Employees,

                          (ii)     non-employee
                  members of the Board or the non-
                  employee members of the board of
                  directors of any Parent or
                  Subsidiary, and

                          (iii)    consultants and other
                  independent advisors who provide
                  services to the Corporation (or any
                  Parent or Subsidiary).

                  B. The Plan Administrator shall have full authority to determine, (i) with respect to the grants under the Option Grant Program, which eligible persons are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.

                  C.      The Plan Administrator shall have the
absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          V.      STOCK SUBJECT TO THE PLAN

                  A.      The stock issuable under the Plan shall
be shares of authorized but unissued or reacquired
Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed seven hundred five thousand
(705,000) shares.

                  B.      Shares of Common Stock subject to
outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or
(ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

                  C.      Should any change be made to the
Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding
Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to
(i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.

                               ARTICLE TWO

                          OPTION GRANT PROGRAM


          I.      OPTION TERMS

                  Each option shall be evidenced by one or more documents in the form approved by the Plan
Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

                  A.      Exercise Price.

                          1.       The exercise price per share
shall be fixed by the Plan Administrator in accordance with the following provisions:

                                   (i)     The exercise
                  price per share shall not be less than
                  eighty-five percent (85%) of the Fair
                  Market Value per share of Common
                  Stock on the option grant date.

                                   (ii)    If the person to
                  whom the option is granted is a 10%
                  Stockholder, then the exercise price
                  per share shall not be less than one
                  hundred ten percent (110%) of the
                  Fair Market Value per share of
                  Common Stock on the option grant
                  date.

                  2.      The exercise price shall become
immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

                          (i)      in shares of Common
                  Stock held for the requisite period
                  necessary to avoid a charge to the
                  Corporation's earnings for financial
                  reporting purposes and valued at
                  Fair Market Value on the Exercise
                  Date, or

                          (ii)     to the extent the option
                  is exercised for vested shares,
                  through a special sale and remittance
                  procedure pursuant to which the
                  Optionee shall concurrently provide
                  irrevocable instructions (A) to a
                  Corporation-designated brokerage
                  firm to effect the immediate sale of
                  the purchased shares and remit to the
                  Corporation, out of the sale proceeds
                  available on the settlement date,
                  sufficient funds to cover the
                  aggregate exercise price payable for
                  the purchased shares plus all
                  applicable Federal, state and local
                  income and employment taxes
                  required to be withheld by the
                  Corporation by reason of such
                  exercise and (B) to the Corporation
                  to deliver the certificates for the
                  purchased shares directly to such
                  brokerage firm in order to complete
                  the sale.
                  Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                  B.      Exercise and Term of Options.  Each
option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

                  C.      Effect of Termination of Service.

                          1.       The following provisions shall
govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                                   (i)     Should the
                  Optionee cease to remain in Service
                  for any reason other than Disability
                  or Misconduct, then the Optionee
                  shall have a period of three (3)
                  months following the date of such
                  cessation of Service during which to
                  exercise each outstanding option held
                  by such Optionee.

                                   (ii)    Should
                  Optionee's Service terminate by
                  reason of Disability, then the
                  Optionee shall have a period of
                  twelve (12) months following the
                  date of such cessation of Service
                  during which to exercise each
                  outstanding option held by such
                  Optionee.

                                   (iii)   If the Optionee
                  dies while holding an outstanding
                  option, then the personal
                  representative of his or her estate or
                  the person or persons to whom the
                  option is transferred pursuant to the
                  Optionee's will or the laws of
                  inheritance shall have a twelve (12)-
                  month period following the date of
                  the Optionee's death to exercise such
                  option.

                                   (iv)    Under no
                  circumstances, however, shall any
                  such option be exercisable after the
                  specified expiration of the option
                  term.

                                   (v)     During the
                  applicable post-Service exercise
                  period, the option may not be
                  exercised in the aggregate for more
                  than the number of vested shares for
                  which the option is exercisable on
                  the date of the Optionee's cessation
                  of Service.  Upon the expiration of
                  the applicable exercise period or (if
                  earlier) upon the expiration of the
                  option term, the option shall
                  terminate and cease to be
                  outstanding for any vested shares for
                  which the option has not been
                  exercised.  However, the option
                  shall, immediately upon the
                  Optionee's cessation of Service,
                  terminate and cease to be
                  outstanding with respect to any and
                  all option shares for which the
                  option is not otherwise at the time
                  exercisable or in which the Optionee
                  is not otherwise at that time vested.

                                   (vi)    Should
                  Optionee's Service be terminated for
                  Misconduct, then all outstanding
                  options held by the Optionee shall
                  terminate immediately and cease to
                  remain outstanding.

                  2.      The Plan Administrator shall have the
discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                          (i)      extend the period of
                  time for which the option is to
                  remain exercisable following
                  Optionee's cessation of Service or
                  death from the limited period
                  otherwise in effect for that option to
                  such greater period of time as the
                  Plan Administrator shall deem
                  appropriate, but in no event beyond
                  the expiration of the option term,
                  and/or

                          (ii)     permit the option to be
                  exercised, during the applicable post-
                  Service exercise period, not only
                  with respect to the number of vested
                  shares of Common Stock for which
                  such option is exercisable at the time
                  of the Optionee's cessation of
                  Service but also with respect to one
                  or more additional installments in
                  which the Optionee would have
                  vested under the option had the
                  Optionee continued in Service.

                  D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

                  E.      Unvested Shares.  The Plan
Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common
Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent consultants.

                  F.      Limited Transferability of Options.
During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

                  G.      Withholding.  The Corporation's
obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          II.     INCENTIVE OPTIONS

                  The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

                  A.      Eligibility.  Incentive Options may
only be granted to Employees.

                  B.      Exercise Price.  The exercise price
per share shall not be less than one hundred percent
(100%) of the Fair Market Value per share of Common
Stock on the option grant date.

                  C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars
($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                  D.      10% Stockholder.  If any Employee
to whom an Incentive Option is granted is a 10%
Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

          III.    CORPORATE TRANSACTION

                  A.      The shares subject to each option
outstanding under the Plan at the time of a Corporate Transaction shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

                  B.      All outstanding repurchase rights shall
also terminate automatically, and the shares of Common
Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction.

                  C.      Immediately following the
consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

                  D.      Each option which is assumed in
connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate
Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate
Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

                  E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration (in whole or in part) of one or more outstanding options (and the immediate termination of the Corporation's repurchase rights with respect to the shares.

                              ARTICLE THREE

                         STOCK ISSUANCE PROGRAM


          I.      STOCK ISSUANCE TERMS

                  Shares of Common Stock may be issued
under the Stock Issuance Program through direct and immediate issuances without any intervening option grants.
Each such stock issuance shall be evidenced by a Stock
Issuance Agreement which complies with the terms specified below.

                  A.      Purchase Price.

                          1.       The purchase price per share
shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85 %) of the Fair Market
Value per share of Common Stock on the issue date.
However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than one hundred and ten percent (110%) of such Fair Market
Value.

                          2.       Subject to the provisions of
Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan
Administrator may deem appropriate in each individual instance:

                                   (i)     cash or check
                  made payable to the Corporation, or

                                   (ii)    past services
                  rendered to the Corporation (or any
                  Parent or Subsidiary).

                  B.      Vesting Provisions.

                          1.       Shares of Common Stock
issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. However, the Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than twenty percent (20%) per year vesting, with initial vesting to occur not later than one (1) year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee
Board members or independent consultants.

                          2.       Any new, substituted or
additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                          3.       The Participant shall have full
stockholder rights with respect to any shares of Common
Stock issued to the Participant under the Stock Issuance
Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                          4.       Should the Participant cease to
remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance
Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the
Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

                          5.       The Plan Administrator may in
its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

          II.     CORPORATE TRANSACTION

                  Upon the occurrence of a Corporate
Transaction, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full.

          III.    SHARE ESCROW/LEGENDS

                  Unvested shares may, in the Plan
Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                              ARTICLE FOUR

                              MISCELLANEOUS


          I.      FINANCING

                  The Plan Administrator may permit any
Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

          II.     EFFECTIVE DATE AND TERM OF
PLAN

                  A.      The Plan shall become effective when
adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

                  B.      The Plan shall terminate upon the
earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or
(iii) the termination of all outstanding options in connection with a Corporate Transaction. All options and unvested stock issuances outstanding at that time under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

          III.    AMENDMENT OF THE PLAN

                  A.      The Board shall have complete and
exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the 0ptionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

                  B.      Options may be granted under the
Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve
(12) months after the date the first such excess shares are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically canceled and cease to be outstanding.

          IV.     USE OF PROCEEDS

                  Any cash proceeds received by the
Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

          V.      WITHHOLDING

                  The Corporation's obligation to deliver
shares of Common Stock upon the exercise of any options or upon the vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          VI.     REGULATORY APPROVALS

                  The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

          VII.    NO EMPLOYMENT OR SERVICE
RIGHTS

                  Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

          VIII.   FINANCIAL REPORTS

                  The Corporation shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding option under the Plan, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

                                APPENDIX


          The following definitions shall be in effect under the Plan:

          A. Board shall mean the Corporation's Board of Directors.

          B. Code shall mean the Internal Revenue Code of 1986, as amended.

          C. Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

          D. Common Stock shall mean the Corporation's common stock.

          E. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (a)     a  merger or consolidation in
          which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (b)     the sale, transfer or other
          disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          F. Corporation shall mean Cardiac Science Inc, a Delaware corporation.

          G. Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

          H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          I. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

          J.      Fair Market Value per share of Common
Stock on any relevant date shall be determined in accordance with the following provisions:

                  (a)     If the Common Stock is at the
          time traded on the Nasdaq National
          Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National
          Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair
          Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (b)     If the Common Stock is at the
          time listed on any Stock Exchange, then
          the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock
          Exchange determined by the Plan
          Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common
          Stock on the date in question, then the Fair
          Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (c)     If the Common Stock is at the
          time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan
          Administrator shall deem appropriate.

          K. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

          L.      Involuntary Termination shall mean the
termination of the Service of any individual which occurs by reason of:

                  (a)     such individual's involuntary
          dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (b)     such individual's voluntary
          resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

          M.      Misconduct shall mean the commission of
any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          N.      1934 Act shall mean the Securities Exchange
Act of 1934, as amended.

          O. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code
Section 422.

          P. Option Grant Program shall mean the option grant program in effect under the Plan.

          Q. Optionee shall mean any person to whom an option is granted under the Plan.

          R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the

Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          S. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance
Program.

          T.      Plan shall mean the Corporation's 1997 Stock
Option/Stock Issuance Plan, as set forth in this document.

          U. Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

          V. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

          W.      Stock Exchange shall mean either the
American Stock Exchange or the New York Stock
Exchange.


          X.      Stock Issuance Agreement shall mean the
agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common
Stock under the Stock Issuance Program.

          Y. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

          Z. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          AA.     10% Stockholder shall mean the owner of
stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
Exhibit 4(b)

                           CARDIAC SCIENCE INC
                         STOCK OPTION AGREEMENT


RECITALS

          A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Parent or Subsidiary).

          B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

          C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached
Appendix.

                  NOW, THEREFORE, it is hereby agreed as
                  follows:

                  1.      Grant of Option.  The Corporation
hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

                  2.      Option Term.  This option shall have
a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

                  3.      Limited Transferability.  During
Optionee's lifetime, this option shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee's death.

                  4.      Dates of Exercise.  This option shall
become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

                  5.      Cessation of Service.  The option term
specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                          (a)      Should Optionee cease to
remain in Service for any reason (other than death, Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months
(commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration
Date.
                          (b)      Should Optionee die while this
option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of inheritance shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of
(i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the Expiration
Date.

                          (c)      Should Optionee cease Service
by reason of Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months
(commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

                  Note:  Exercise of this option
                  on a date later than three (3)
                  months following cessation of
                  Service due to Disability will
                  result in loss of favorable
                  Incentive Option treatment,
                  unless such Disability
                  constitutes Permanent
                  Disability.  In the event that
                  Incentive Option treatment is
                  not available, this option will
                  be taxed as a Non-Statutory
                  Option upon exercise.

                          (d)      During the limited period of
post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee's cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

                          (e)      Should Optionee's Service be
terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

                  6.      Accelerated Vesting.

                          (a)      In the event of any Corporate
Transaction, the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of those Option Shares and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock.

                          (b)      Immediately following the
Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                          (c)      If this option is assumed in
connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate
Exercise Price shall remain the same.

                          (d)      The Option Shares may also
vest upon an accelerated basis in accordance with the terms and conditions of any special addendum attached to this Agreement.



                          (e)      This Agreement shall not in
any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  7.      Adjustment in Option Shares.  Should
any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                  8.      Stockholder Rights.  The holder of
this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

                  9.      Manner of Exercising Option.

                          (a)      In order to exercise this option
with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                                   (i)     Execute and deliver to
          the Corporation a Purchase Agreement for the Option Shares for which the option is exercised.

                                   (ii)    Pay the aggregate
          Exercise Price for the purchased shares in one or more of the following forms:

                                           (A)         cash or check.
                  made payable to the Corporation; or

                                           (B)         a promissory
                  note payable to the Corporation, but only to the extent authorized by the Plan
                  Administrator in accordance with
                  Paragraph 14.

                          Should the Common Stock be
                  registered under Section 12(g) of the 1934
                  Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

                                           (C)         in shares of
                  Common Stock held by Optionee (or any
                  other person or persons exercising the
                  option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;
                  or

                                           (D)         to the extent
                  the option is exercised for vested Option
                  Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate
                  Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                          Except to the extent the sale and
                  remittance procedure is utilized in
                  connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

                                   (iii)   Furnish to the
          Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                                   (iv)    Execute and deliver to
          the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

                                   (v)     Make appropriate
          arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                          (b)      As soon as practical after the
Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                          (c)      In no event may this option be
exercised for any fractional shares.

                  10.     REPURCHASE RIGHTS.  ANY
UNVESTED OPTION SHARES ACQUIRED UPON
THE EXERCISE OF THIS OPTION SHALL BE
SUBJECT TO CERTAIN RIGHTS OF THE
CORPORATION AND ITS ASSIGNS TO
REPURCHASE THOSE SHARES IN ACCORDANCE
WITH THE TERMS SPECIFIED IN THE PURCHASE
AGREEMENT.

                  11.     Compliance with Laws and
Regulations.

                          (a)      The exercise of this option and
the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                          (b)      The inability of the Corporation
to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common
Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

                  12.     Successors and Assigns.  Except to the
extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

                  13.     Notices.  Any notice required to be
given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                  14.     Financing.  The Plan Administrator
may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

                  15.     Construction.  This Agreement and
the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

                  16.     Governing Law.  The interpretation,
performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                  17.     Stockholder Approval.  If the Option
Shares covered by this Agreement exceed, as of the Grant
Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

                  18.     Additional Terms Applicable to an
Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                          (a)      This option shall cease to
qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

                          (b)      This option shall not become
exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant
Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One
Hundred Thousand Dollars ($100,000) in the aggregate.
To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar
($100,000) limitation of this Paragraph 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

                          (c)      Should Optionee hold, in
addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
                                APPENDIX


          The following definitions shall be in effect under the Agreement:

          A.      Agreement shall mean this Stock Option
Agreement.

          B. Board shall mean the Corporation's Board of Directors.

          C. Code shall mean the Internal Revenue Code of 1986, as amended.

          D. Common Stock shall mean the Corporation's common stock.

          E. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                  (i)     a merger or consolidation in
          which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii)    the sale, transfer or other
          disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          F. Corporation shall mean Cardiac Science Inc, a Delaware corporation.

          G. Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan
Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

          H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

          J. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

          K. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.


          L.      Fair Market Value per share of Common
Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i)     If the Common Stock is at the
          time traded on the Nasdaq National
          Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National
          Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii)    If the Common Stock is at the
          time listed on any Stock Exchange, then
          the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock
          Exchange determined by the Plan
          Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common
          Stock on the date in question, then the Fair
          Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii)   If the Common Stock is at the
          time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan
          Administrator shall deem appropriate.

          M. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

          N. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

          O. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

          P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

          Q.      1934 Act shall mean the Securities Exchange
Act of 1934, as amended.

          R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code
Section 422.
          S.      Option Shares shall mean the number of
shares of Common Stock subject to the option.

          T. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

          U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          V.      Plan shall mean the Corporation's 1997 Stock
Option/Stock Issuance Plan.

          W. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

          X.      Purchase Agreement shall mean the stock
purchase agreement in substantially the form of Exhibit B to the Grant Notice.

          Y.      Service shall mean the Optionee's
performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

          Z.      Stock Exchange shall mean the American
Stock Exchange or the New York Stock Exchange.

          AA.     Subsidiary shall mean any corporation (other
than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          AB.     Vesting Schedule shall mean the vesting
schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

Exhibit 4(c)

                           CARDIAC SCIENCE INC
                        STOCK ISSUANCE AGREEMENT

                  AGREEMENT made as of this ___ day of
____________ 199__, by and between Cardiac Science Inc, a Delaware corporation, and
_________________________, Participant in the
Corporation's 1997 Stock Option/Stock Issuance Plan.

                  All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

         A.       PURCHASE OF SHARES

                  1.       Purchase.  Participant hereby
purchases ___________ shares of Common Stock (the
"Purchased Shares") pursuant to the provisions of the Stock
Issuance Program at the purchase price of $___________________ per share (the "Purchase Price").

                  2.       Payment.  Concurrently with the
delivery of this Agreement to the Corporation, Participant shall pay the Purchase Price for the Purchased Shares in cash or cash equivalent and shall deliver a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased
Shares.

                  3. Stockholder Rights. Until such time as the Corporation exercises the Repurchase Right, Participant (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

         B.       SECURITIES LAW COMPLIANCE.

                  1.       Restricted Securities.  The
Purchased Shares have not been registered under the 1933
Act and are being issued to Participant in reliance upon the exemption from such registration provided by SEC Rule
701 for stock issuances under compensatory benefit plans such as the Plan. Participant hereby confirms that Participant has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.
Accordingly, Participant hereby acknowledges that
Participant is prepared to hold the Purchased Shares for an indefinite period and that Participant is aware that SEC
Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

                  2.       Disposition of Purchased Shares.
Participant shall make no disposition of the Purchased
Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

                                    (i)      Participant shall have
provided the Corporation with a written summary of the terms and conditions of the proposed disposition.
                                    (ii)     Participant shall have
complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

                                    (iii)    Participant shall have
provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule
144) has been taken.

                  The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

                  3.       Restrictive Legends.  The stock
certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

                           "The shares represented by this
certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a "no action" letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

                           "The shares represented by this
certificate are subject to certain repurchase rights granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated ______________, 199__ between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation's principal corporate offices.

         C.       TRANSFER RESTRICTIONS

                  1.       Restriction on Transfer.  Except for
any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase
Right. In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the Market Stand-Off.

                  2.       Transferee Obligations.  Each
person (other than the Corporation) to whom the Purchased
Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right, and (ii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Participant.

                  3.       Market Stand-Off.

                           (a)      In connection with any
underwritten public offering by the Corporation of its
equity securities pursuant to an effective registration
statement filed under the 1933 Act, Owner shall not sell,
make any short sale of, loan, hypothecate, pledge, grant
any option for the purchase of, or otherwise dispose or
transfer for value or otherwise agree to engage in any of
the foregoing transactions with respect to, any Purchased
Shares without the prior written consent of the Corporation
or its underwriters.   Such restriction (the "Market Stand-
Off") shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days and the Market
Stand-Off shall in all events terminate two (2) years after the effective date of the Corporation's public offering.

                           (b)      Owner shall be subject to the
Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

                           (c)      Any new, substituted or
additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

                           (d)      In order to enforce the Market
Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

         D.       REPURCHASE RIGHT

                  1.       Grant.  The Corporation is hereby
granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date Participant ceases for any reason to remain in Service, to repurchase at the Purchase Price any or all of the Purchased Shares in which Participant is not, at the time of his or her cessation of Service, vested in accordance with the provisions of this Article D Vesting Schedule (such shares to be hereinafter referred to as the "Unvested Shares").

                  2.       Exercise of the Repurchase Right.
The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the sixty (60)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on or before the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price previously paid for the Unvested Shares which are to be repurchased from Owner.

                  3.       Termination of the Repurchase
Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph D.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Participant vests in accordance with the following Vesting Schedule:

                           Participant shall vest in
         twenty-five percent (25%) of the Purchased
         Shares, and the Repurchase Right shall
         concurrently lapse with respect to those Purchased Shares, upon Participant's completion of one (1) year of Service measured from _________________, 199_.

                           Participant shall vest in the
         remaining seventy-five percent (75%) of the Purchased Shares, and the Repurchase Right shall concurrently lapse with respect to those Purchased Shares, in a series of thirty-six
         (36) successive equal monthly installments upon Participant's completion of each additional month of Service over the thirty-six (36)-month period measured from the date on which the first twenty-five percent
         (25 %) of the Purchased Shares vests
         hereunder.

                  All Purchased Shares as to which the
Repurchase Right lapses shall, however, remain subject to the Market Stand-Off.

                  4.       Recapitalization.  Any new,
substituted or additional securities or other property
(including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure;
provided, however, that the aggregate purchase price shall remain the same.

                  5.       Corporate Transaction.

                           (a)      The Repurchase Right shall
automatically terminate in its entirety, and all the Purchased Shares shall vest in full, immediately prior to the consummation of any Corporate Transaction.

                           (b)      The Repurchase Right may
also terminate on an accelerated basis, and the Purchased Shares shall immediately vest in full, in accordance with the terms and conditions of any special addendum attached to this Agreement.

         E.       SPECIAL TAX ELECTION

                  1.       Section 83(b) Election.  Under Code
Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the
Repurchase Right.  Participant may elect under Code
Section 83(b) to be taxed at the time the Purchased Shares
are acquired, rather than when and as such Purchased
Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue
Service within thirty (30) days after the date of this
Agreement.   Even if the Fair Market Value of the
Purchased Shares on the date of this Agreement equals the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. THE FORM FOR MAKING THIS
ELECTION IS ATTACHED AS EXHIBIT II HERETO.
 PARTICIPANT UNDERSTANDS THAT FAILURE TO
MAKE THIS FILING WITHIN THE APPLICABLE
THIRTY (30)-DAY PERIOD WILL RESULT IN THE
RECOGNITION OF ORDINARY INCOME AS THE
FORFEITURE RESTRICTIONS LAPSE.

                  2.       FILING RESPONSIBILITY.
PARTICIPANT ACKNOWLEDGES THAT IT IS
PARTICIPANT'S SOLE RESPONSIBILITY, AND
NOT THE CORPORATION'S, TO FILE A TIMELY
ELECTION UNDER CODE SECTION 83(b), EVEN IF
PARTICIPANT REQUESTS THE CORPORATION OR
ITS REPRESENTATIVES TO MAKE THIS FILING
ON HIS OR HER BEHALF.

         F.       GENERAL PROVISIONS

                  1.       Assignment.  The Corporation may
assign the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation. If the assignee of the Repurchase Right is other than (i) a wholly owned subsidiary of the Corporation or (ii) the parent corporation owning one hundred percent (100%) of the Corporation's outstanding capital stock, then such assignee must make a cash payment to the Corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of (i) the Fair Market Value of the Purchased Shares at the time subject to the assigned Repurchase Right over
(ii) the aggregate repurchase price payable for the Purchased Shares.

                  2.       No Employment or Service
Contract. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant's Service at any time for any reason, with or without cause.

                  3.       Notices.  Any notice required to be
given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

                  4.       No Waiver.  The failure of the
Corporation in any instance to exercise the Repurchase
Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                  5.       Cancellation of Shares.  If the
Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefore have been delivered as required by this Agreement.

         G.       MISCELLANEOUS PROVISIONS

                  1.       Governing Law.  This Agreement
shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

                  2.       Participant Undertaking.
Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Purchased Shares pursuant to the provisions of this Agreement.

                  3.       Agreement is Entire Contract. This
Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof.
This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

                  4.       Counterparts.  This Agreement may
be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  5.       Successors and Assigns.  The
provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant's assigns and the legal representatives, heirs and legatees of Participant's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.
         IN WITNESS WHEREOF, the parties have
executed this Agreement on the day and year first indicated above.

CARDIAC SCIENCE INC.

By:

Title:

Address:


PARTICIPANT

Address:

                         SPOUSAL ACKNOWLEDGMENT

                  The undersigned spouse of Participant has read and hereby approves the foregoing Stock Issuance Agreement. In consideration of the Corporation's granting Participant the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to purchase any Purchased Shares in which Participant is not vested at the time of his or her cessation of Service.




  PARTICIPANT'S SPOUSE

Address:

                                EXHIBIT I

                  ASSIGNMENT SEPARATE FROM CERTIFICATE


                  FOR VALUE RECEIVED  I hereby sell(s),
assign(s) and transfer(s) unto Cardiac Science Inc (the "Corporation"), _____________ (____) shares of the
Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. ____________ herewith and do(es) hereby irrevocably constitute and appoint ___________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.
Dated: ____________


Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Participant.

                               EXHIBIT II

                       SECTION 83(b) TAX ELECTION

                       SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section
1.83-2.

The taxpayer who performed the services is:

        Name:
        Address:
        Taxpayer Ident. No.:

The property with respect to which the election is being made is________________ shares of the common stock of Cardiac Science Inc.

The property was issued on _____________, 19__.

The taxable year in which the election is being made is the calendar year 1997.

The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of annual and monthly installments over a four (4)-year period ending on ________________, 200__.

The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $____ per share.

The amount paid for such property is $ ______ per share.

A copy of this statement was furnished to Cardiac Science
        Inc for whom taxpayer rendered the services underlying the transfer of property.

This statement is executed on ______________, 19__.



_________________________________
Spouse (if any)
Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. Participant must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                                APPENDIX


             The following definitions shall be in effect under the Agreement:

         Agreement shall mean this Stock Issuance
Agreement.

         Board shall mean the Corporation's Board of Directors.
         Code shall mean the Internal Revenue Code of 1986, as amended.

         Common Stock shall mean the Corporation's common stock.

         Corporate Transaction shall mean either of the following stockholder-approved transactions:

                  a merger or consolidation in which
         securities possessing more than fifty percent
         (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or the sale, transfer or other disposition
         of all or substantially all of the
         Corporation's assets in complete liquidation or dissolution of the Corporation.

         Corporation shall mean Cardiac Science Inc, a
Delaware corporation.

         Fair Market Value of a share of Common Stock on any relevant date, prior to the initial public offering of the Common Stock-, shall be determined by the Plan
Administrator after taking into account such factors as it shall deem appropriate.

         Market Stand-Off shall mean the market stand-off restriction specified in Paragraph C.3.

         1933 Act shall mean the Securities Act of 1933, as amended.

         Owner shall mean Participant and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Participant.

         Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent
(50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         Participant shall mean the person to whom shares are issued under the Stock Issuance Program.

         Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Participant obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Participant's will or the laws of intestate succession following Participant's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Purchased Shares.

         Plan shall mean the Corporation's 1997 Stock
Option/Stock Issuance Plan attached hereto as Exhibit III.

         Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

         Purchase Price shall have the meaning assigned to such term in Paragraph A.l.

         Purchased Shares shall have the meaning assigned to such term in Paragraph A.l.

         Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

         Reorganization shall mean any of the following transactions:

                  a merger or consolidation in which
         the Corporation is not the surviving entity,

                  a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

                  a reverse merger in which the
         Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or any transaction effected primarily to
         change the state in which the Corporation is incorporated or to create a holding company structure.

         Repurchase Right shall mean the right granted to the Corporation in accordance with Article D.

         SEC shall mean the Securities and Exchange
Commission.

         1.Service shall mean the Participant's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a nonemployee member of the board of directors or an independent consultant.

         2.Stock Issuance Program shall mean the Stock
Issuance Program under the Plan.

         AA.      Subsidiary shall mean any corporation (other
than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         AC.      Vesting Schedule shall mean the vesting
schedule specified in Paragraph D.3 pursuant to which Participant is to vest in the Purchased Shares in a series of installments over the Participant's period of Service.

         AD.      Unvested Shares shall have the meaning
assigned to such term in Paragraph D.1.

Exhibit 4(d)

                           CARDIAC SCIENCE INC
                        STOCK PURCHASE AGREEMENT
                       FOR SHARES NOT FULLY VESTED


          AGREEMENT made this ____ day of
________________ 199_ by and between Cardiac Science
Inc, a Delaware corporation, and                                       ,
Optionee under the Corporation's 1997 Stock Option/Stock
Issuance Plan.

                  All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

         A.       EXERCISE OF OPTION

                  1.       Exercise.  Optionee hereby purchases
_______ shares of Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted
Optionee on _____________________, 199__  (the "Grant
Date") to purchase up to _______________ shares of Common Stock (the "Option Shares") under the Plan at the exercise price of $_____________ per share (the "Exercise
Price").

                  2.       Payment.  Concurrently with the
delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment
Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

                  3. Stockholder Rights. Until such time as the Corporation exercises the Repurchase Right, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

         B.       SECURITIES LAW COMPLIANCE

                  1.       Restricted Securities.  The
Purchased Shares have not been registered under the 1933
Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule
701 for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.


                  2.       Restrictions on Disposition of
Purchased Shares. Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

                           i)       Optionee shall have provided
         the Corporation with a written summary of the terms and conditions of the proposed disposition.

                           ii)      Optionee shall have complied
         with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

                           iii)     Optionee shall have provided
         the Corporation with written assurances, in form and substance satisfactory to the Corporation, that
         (a) the proposed disposition does not require registration of the Purchased Shares under the 1933
         Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

                  The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

                  3.       Restrictive Legends.  The stock
certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

                           "The shares
                  represented by this certificate
                  have not been registered
                  under the Securities Act of
                  1933. The shares may not be
                  sold or offered for sale in the
                  absence of (a) an effective
                  registration statement for the
                  shares under such Act, (b) a
                  "no action" letter of the
                  Securities and Exchange
                  Commission with respect to
                  such sale or offer or (c)
                  satisfactory assurances to the
                  Corporation that registration
                  under such Act is not
                  required with respect to such
                  sale or offer."

                           The shares
                  represented by this certificate
                  are subject to certain
                  repurchase rights granted to
                  the Corporation and
                  accordingly may not be sold,
                  assigned, transferred,
                  encumbered, or in any
                  manner disposed of except in
                  conformity with the terms of
                  a written agreement dated
                  ______________ 199_
                  between the Corporation and
                  the registered holder of the
                  shares (or the predecessor in
                  interest to the shares).  A
                  copy of such agreement is
                  maintained at the
                  Corporation's principal
                  corporate offices."

         C.       TRANSFER RESTRICTIONS

                  1.       Restriction on Transfer.  Except for
any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased
Shares which are subject to the Repurchase Right. In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the Market Stand-Off.

                  2.       Transferee Obligations.  Each
person (other than the Corporation) to whom the Purchased
Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right, and (ii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Optionee.

                  3.       Market Stand-Off.

                           (a)      In connection with any
underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased
Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the "Market Stand-
Off') shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days and the Market
Stand-Off shall in all events terminate two (2) years after the effective date of the Corporation's public offering.

                           (b)      Owner shall be subject to the
Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

                           (c)      Any new, substituted or
additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

                           (d)      In order to enforce the Market
Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

         D.       REPURCHASE RIGHT

                      1.      Grant.  The Corporation is hereby
granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60)-day period following the date Optionee ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Exercise Price any or all of the Purchased Shares in which Optionee is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule applicable to those shares or the special acceleration provisions of Paragraph
D.6 of this Agreement (such shares to be hereinafter referred to as the "Unvested Shares").

                  2.       Exercise of the Repurchase Right.
The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the sixty (60)-day exercise period. he notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, representing the Unvested Shares to be repurchased shall be delivered to the Corporation on or before the close of business on the date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Exercise Price previously paid for the Unvested Shares which are to be repurchased from Owner.

                  3.       Termination of the Repurchase
Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph D.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Optionee vests in accordance with the Vesting Schedule. All Purchased
Shares as to which the Repurchase Right lapses shall, however, remain subject to the Market Stand-Off.

                  4.       Aggregate Vesting Limitation.  If
the Option is exercised in more than one increment so that Optionee is a party to one or more other Stock Purchase Agreements (the "Prior Purchase Agreements") which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, in accordance with the Vesting Schedule, had all the Purchased Shares (including those acquired under the Prior Purchase Agreements) been acquired exclusively under this Agreement.

                  5.       Recapitalization.  Any new,
substituted or additional securities or other property
(including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure;
provided, however, that the aggregate purchase price shall remain the same.

                  6.       Corporate Transaction.

                           (a)      The Repurchase Right shall
automatically terminate in its entirety, and all the Purchased Shares shall vest in full, immediately prior to the consummation of any Corporate Transaction.

                           (b)      The Repurchase Right may
also terminate on an accelerated basis, and the Purchased Shares shall immediately vest in full, in accordance with the terms and conditions of any special addendum attached to this Agreement.

         E.       SPECIAL TAX ELECTION

                  The acquisition of the Purchased Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. A description of the tax consequences applicable to the acquisition of the Purchased Shares and the form for making the Code Section 83(b) election are set forth in Exhibit II. OPTIONEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO
DETERMINE THE TAX CONSEQUENCES OF
ACQUIRING THE PURCHASED SHARES AND THE
ADVANTAGES AND DISADVANTAGES OF FILING
THE CODE SECTION 83(b) ELECTION.  OPTIONEE
ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE
RESPONSIBILITY, AND NOT THE
CORPORATION'S, TO FILE A TIMELY ELECTION
UNDER CODE SECTION 83(b), EVEN IF OPTIONEE
REQUESTS THE CORPORATION OR ITS
REPRESENTATIVES TO MAKE THIS FILING ON
HIS OR HER BEHALF.

         F.       GENERAL PROVISIONS

                  1.       Assignment.  The Corporation may
assign the Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation. If the assignee of the Repurchase Right is other than (i) a wholly owned subsidiary of the Corporation or (ii) the parent corporation owning one hundred percent (100%) of the Corporation's outstanding capital stock, then such assignee must make a cash payment to the Corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of (i) the Fair Market Value of the Purchased Shares at the time subject to the assigned Repurchase Right over
(ii) the aggregate repurchase price payable for the Purchased Shares.

                  2.       No Employment or Service
Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation
(or any Parent or Subsidiary employing or retaining
Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                  3.       Notices.  Any notice required to be
given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

                  4.       No Waiver.  The failure of the
Corporation in any instance to exercise the Repurchase
Right shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                  5.       Cancellation of Shares.  If the
Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

         G.       MISCELLANEOUS PROVISIONS

                  1.       Optionee Undertaking.  Optionee
hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

                  2.       Agreement is Entire Contract.  This
Agreement constitutes the entire contract between the parties here to with regard to the subject matter hereof.
This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

                  3.       Governing Law.  This Agreement
shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

                  4.       Counterparts.  This Agreement may
be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  5.       Successors and Assigns.  The
provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee's permitted assigns and the legal representatives, heirs and legatees of Optionee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

         IN WITNESS WHEREOF, the parties have
executed this Agreement on the day and year first indicated above.

CARDIAC SCIENCE INC

By:

Title:

Address:



                                             OPTIONEE

Address:

                         SPOUSAL ACKNOWLEDGMENT


                      The undersigned spouse of Optionee has
read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Corporation's granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without
Limitation) the right of the Corporation (or its assigns) to purchase any Purchased Shares in which Optionee is not vested at time of his or her cessation of Service.





OPTIONEE'S SPOUSE

Address:

                                EXHIBIT I
                  ASSIGNMENT SEPARATE FROM CERTIFICATE

                  FOR VALUE RECEIVED
________________ hereby sell(s), assign(s) and transfer(s) unto Cardiac Science Inc (the "Corporation"), (_______ ) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. ______________ herewith and do(es) hereby irrevocably constitute and appoint
                                               Attorney to transfer
the said stock on the books of the Corporation with full power of substitution in the premises.
Dated: _____________________


                                   Signature





Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Optionee.

                               EXHIBIT II


                   FEDERAL INCOME TAX CONSEQUENCES AND
                       SECTION 83(b) TAX ELECTION


         I.       Federal Income Tax Consequences and
Section 83(b) Election For Exercise of Non-Statutory
Option. If the Purchased Shares are acquired pursuant to the exercise of a Non-Statutory Option, as specified in the Grant Notice, then under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Exercise Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. However, Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of the Agreement. Even if the Fair Market Value of the Purchased Shares on the date of the Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as part of this exhibit. FAILURE TO MAKE THIS
FILING WITHIN THE APPLICABLE THIRTY (30)-
DAY PERIOD WILL RESULT IN THE
RECOGNITION OF ORDINARY INCOME BY
OPTIONEE AS THE FORFEITURE RESTRICTIONS
LAPSE.

         II.      Federal Income Tax Consequences and
Conditional Section 83(b) Election For Exercise of
Incentive Option. If the Purchased Shares are acquired pursuant to the exercise of an Incentive Option, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

                  i)       For regular tax purposes, no
         taxable income will be recognized at the time the Option is exercised.

                  ii)      The excess of (a) the Fair
         Market Value of the Purchased Shares on
         the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares will be includible in optionee's taxable income for alternative minimum tax purposes.

                  iii)     If Optionee makes a
         disqualifying disposition of the Purchased
         Shares, then Optionee will recognize
         ordinary income in the year of such
         disposition equal in amount to the excess of
         (a) the Fair Market Value of the Purchased
         Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased
         Shares lapse over (b) the Exercise Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

                  (iv)      For purposes of the
         foregoing, the term "forfeiture restrictions" will include the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right The term
         "disqualifying disposition" means any sale or other disposition of the Purchased
         Shares within two (2) years after the Grant
         Date or within one (1) year after the
         exercise date of the Option.

                  (v)      In the absence of final
         Treasury Regulations relating to Incentive
         Options, it is not certain whether Optionee may, in connection with the exercise of the Option for any Purchased Shares at the time subject to forfeiture restrictions, file a protective election under Code Section 83(b) which would limit (a) Optionee's alternative minimum taxable income upon exercise and
         (b) Optionee's ordinary income upon a
         disqualifying disposition to the excess of the Fair Market Value of the Purchased Shares on the date the Option is exercised over the Exercise Price paid for the Purchased
         Shares.  Accordingly, such election if
         properly filed will only be allowed to the extent the final Treasury Regulations permit such a protective election. Page 2 of the attached form for making the election should be filed with any election made in connection with the exercise of an Incentive
         Option.

                         SECTION 83(b) ELECTION


                  This statement is being made under Section
83(b) of the Internal Revenue Code, pursuant to Treas.
Reg. Section 1.83-2.

(1)      The taxpayer who performed the services is:

         Name:
         Address:
         Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ________ shares of the common stock of Cardiac Science, Inc.

(3)      The property was issued on
____________________,  199__.

(4) The taxable year in which the election is being made is the calendar year 199__.

(5) The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of installments over a four (4)-year period ending on ______________ 200_.

(6)      The fair market value at the time of transfer
         (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $________ per share.

(7) The amount paid for such property is $________ per share.

(8)      A copy of this statement was furnished to Cardiac
         Science, Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)      This statement is executed on
___________________, 199_.




Spouse (if any)                                                Taxpayer


This election must be flied with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Purchase Agreement. This filing should be made by registered or certified mail, return receipt requested. Optionee must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

                  The property described in the above Section
83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section

422 of the Internal Revenue Code (the "Code").
Accordingly, it is the intent of the Taxpayer to utilize this election to achieve the following tax results:

                  1. The purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares. The election is to be effective to the full extent permitted under the Code.

                  2.       Section 421(a)(1) of the Code
expressly excludes from income any excess of the fair market value of the purchased shares over the amount paid for such shares. Accordingly, this election is also intended to be effective in the event there is a disqualifying disposition" of the shares, within the meaning of Section 421(b) of the Code, which would otherwise render the provisions of Section 83(a) of the Code applicable at that time. Consequently, the Taxpayer hereby elects to have the amount of disqualifying disposition income measured by the excess of the fair market value of the purchased shares on the date of transfer to the Taxpayer over the amount paid for such shares. Since Section 421(a) presently applies to the shares which are the subject of this Section 83(b) election, no taxable income is actually recognized for regular tax purposes at this time, and no income taxes are payable, by the Taxpayer as a result of this election.


THIS PAGE 2 IS TO BE ATTACHED TO ANY
SECTION 83(b) ELECTION FILED IN CONNECTION
WITH THE EXERCISE OF AN INCENTIVE STOCK
OPTION UNDER THE FEDERAL TAX LAWS.

                                APPENDIX


                  The following definitions shall be in effect under the Agreement:

         A.       Agreement shall mean this Stock Purchase
Agreement.

         B. Board shall mean the Corporation's Board of Directors.

         C. Code shall mean the Internal Revenue Code of 1986, as amended.

         D. Common Stock shall mean the Corporation's common stock.

         E. Corporate Transaction shall mean either of the following stockholder-approved transactions:

                  i)       a merger or consolidation in
         which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii)     the sale, transfer or other
         disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         F.       Corporation shall mean Cardiac Science,
Inc., a Delaware corporation.

         G.       Exercise Price shall have the meaning
assigned to such term in Paragraph A.I.

         H. Fair Market Value of a share of Common Stock on any relevant date, prior to the initial public offering of the Common Stock, shall be determined by the Plan Administrator after taking into account such factors as it shall deem appropriate.

         I. Grant Date shall have the meaning assigned to such term in Paragraph AL.l.

         J. Grant Notice shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

         K. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

         L.       Market Stand-Off shall mean the market
stand-off restriction specified in Paragraph C.3.

         M.       1933 Act shall mean the Securities Act of
1933, as amended.

         N.       1934 Act shall mean the Securities Exchange
Act of 1934, as amended.

         O. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section
422.

         P. Option shall have the meaning assigned to such term in Paragraph A.1.

         Q. Option Agreement shall mean all agreements and other documents evidencing the Option.

         R. Optionee shall mean the person to whom the Option is granted under the Plan.

         S.       Owner shall mean Optionee and all
subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

         T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         U.       Permitted Transfer shall mean (i) a
gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession following Optionee's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

         V.       Plan shall mean the Corporation's 1997
Stock Option/Stock Issuance Plan

         W. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

         X.       Prior Purchase Agreement shall have the
meaning assigned to such term in Paragraph D.4.


         AB.      Purchased Shares shall have the meaning
assigned to such term in Paragraph A.1.

         AC.      Recapitalization shall mean any stock split,
stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

         AD.      Reorganization shall mean any of the
following transactions:

                  i)       a merger or consolidation in
         which the Corporation is not the surviving entity,

                  ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets,
                  iii)     a reverse merger in which the
         Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

                  iv)      any transaction effected primarily to
         change the state in which the Corporation is incorporated or to create a holding company structure.

         AF.      SEC shall mean the Securities and Exchange
Commission.

         AG.      Service shall mean the Optionee's
performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.

         AM.      Subsidiary shall mean any corporation (other
than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         AI.      Target Shares shall have the meaning
assigned to such term in Paragraph D.2.

         AJ.      Vesting Schedule shall mean the vesting
schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

         AK.      Unvested Shares shall have the meaning
assigned to such term in Paragraph D.1.
Exhibit 4(e)

CARDIAC SCIENCE INC
STOCK PURCHASE AGREEMENT
FOR FULLY VESTED SHARES


          AGREEMENT made this ____ day of
________________ 199_ by and between Cardiac Science
Inc, a Delaware corporation, and                                       ,
Optionee under the Corporation's 1997 Stock Option/Stock
Issuance Plan.

                  All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

         A.       EXERCISE OF OPTION

                  1.       Exercise.  Optionee hereby purchases
_______ shares of Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted
Optionee on _____________________, 199__  (the "Grant
Date") to purchase up to _______________ shares of Common Stock (the "Option Shares") under the Plan at the exercise price of $_____________ per share (the "Exercise
Price"). The Option Shares are fully vested as of the date of this Agreement under the terms of the Option.

                  2.       Payment.  Concurrently with the
delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment
Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

         B.       SECURITIES LAW COMPLIANCE

                  1.       Restricted Securities.  The
Purchased Shares have not been registered under the 1933
Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule
701 for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

                  2.       Restrictions on Disposition of
Purchased Shares. Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

                           i)       Optionee shall have provided
         the Corporation with a written summary of the terms and conditions of the proposed disposition.

                           ii)      Optionee shall have complied
         with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

                           iii)     Optionee shall have provided
         the Corporation with written assurances, in form and substance satisfactory to the Corporation, that
         (a) the proposed disposition does not require registration of the Purchased Shares under the 1933
         Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

                  The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

                  3.       Restrictive Legends.  The stock
certificates for the Purchased Shares shall be endorsed with the following restrictive legend:

                           "The shares
                  represented by this certificate
                  have not been registered
                  under the Securities Act of
                  1933. The shares may not be
                  sold or offered for sale in the
                  absence of (a) an effective
                  registration statement for the
                  shares under such Act, (b) a
                  "no action" letter of the
                  Securities and Exchange
                  Commission with respect to
                  such sale or offer or (c)
                  satisfactory assurances to the
                  Corporation that registration
                  under such Act is not
                  required with respect to such
                  sale or offer."

         C.       TRANSFER RESTRICTIONS

                  1.       Restriction on Transfer.  Except for
any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased
Shares in contravention of the Market Stand-Off.

                  2.       Transferee Obligations.  Each
person (other than the Corporation) to whom the Purchased
Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Market
Stand-Off, to the same extent such shares would be so subject if retained by Optionee.

                  3.       Market Stand-Off.

                           (a)      In connection with any
underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased
Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the "Market Stand-
Off') shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days and the Market
Stand-Off shall in all events terminate two (2) years after the effective date of the Corporation's public offering.

                           (b)      Owner shall be subject to the
Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

                           (c)      Any new, substituted or
additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

                           (d)      In order to enforce the Market
Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

         D.       GENERAL PROVISIONS

                  1.       No Employment or Service
Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation
(or any Parent or Subsidiary employing or retaining
Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                  2.       Notices.  Any notice required to be
given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

                  3.       No Waiver.  No waiver of any
breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                  4.       Optionee Undertaking.  Optionee
hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

                  5.       Agreement is Entire Contract.  This
Agreement constitutes the entire contract between the parties here to with regard to the subject matter hereof.
This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

                  6.       Governing Law.  This Agreement
shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.
                  7.       Counterparts.  This Agreement may
be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  8.       Successors and Assigns.  The
provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee's permitted assigns and the legal representatives, heirs and legatees of Optionee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

         IN WITNESS WHEREOF, the parties have
executed this Agreement on the day and year first indicated above.

CARDIAC SCIENCE INC

By:

Title:


Address:





                OPTIONEE


Address:

                         SPOUSAL ACKNOWLEDGMENT


                      The undersigned spouse of Optionee has
read and hereby approves the foregoing Stock Purchase
Agreement.  In consideration of the Corporation's granting
Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement.





OPTIONEE'S SPOUSE


                                    Address:

                                APPENDIX


                  The following definitions shall be in effect under the Agreement:

         A.       Agreement shall mean this Stock Purchase
Agreement.

         B. Board shall mean the Corporation's Board of Directors.

         C. Code shall mean the Internal Revenue Code of 1986, as amended.

         D. Common Stock shall mean the Corporation's common stock.

         E. Corporate Transaction shall mean either of the following stockholder-approved transactions:

                  i)       a merger or consolidation in
         which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii)     the sale, transfer or other
         disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         F.       Corporation shall mean Cardiac Science,
Inc., a Delaware corporation.

         G.       Exercise Price shall have the meaning
assigned to such term in Paragraph A.I.

         H. Fair Market Value of a share of Common Stock on any relevant date, prior to the initial public offering of the Common Stock, shall be determined by the Plan Administrator after taking into account such factors as it shall deem appropriate.

         I. Grant Date shall have the meaning assigned to such term in Paragraph AL.l.

         J. Grant Notice shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

         K. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

         L.       Market Stand-Off shall mean the market
stand-off restriction specified in Paragraph C.3.

         M.       1933 Act shall mean the Securities Act of
1933, as amended.

         N.       1934 Act shall mean the Securities Exchange
Act of 1934, as amended.

         O. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section
422.

         P. Option shall have the meaning assigned to such term in Paragraph A.1.

         Q. Option Agreement shall mean all agreements and other documents evidencing the Option.

         R. Optionee shall mean the person to whom the Option is granted under the Plan.

         S.       Owner shall mean Optionee and all
subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

         T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         U.       Permitted Transfer shall mean (i) a
gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession following Optionee's death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

         V.       Plan shall mean the Corporation's 1997
Stock Option/Stock Issuance Plan

         W. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

         X.       Purchased Shares shall have the meaning
assigned to such term in Paragraph A.1.

         Y. Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

         Z.       Reorganization shall mean any of the
following transactions:

                  i)       a merger or consolidation in
         which the Corporation is not the surviving entity,

                  ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

                  iii)     a reverse merger in which the
         Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

                  iv)      any transaction effected primarily to
         change the state in which the Corporation is incorporated or to create a holding company structure.

         AA.      SEC shall mean the Securities and Exchange
Commission.

         AB.      Subsidiary shall mean any corporation (other
than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Exhibit 5





                                    December 31, 1998



Board of Directors
Cardiac Science, Inc.
1176 Main Street
Suite C
Irvine, California 92614

Ladies and Gentlemen:

         It is our opinion that the securities being registered with the Securities and Exchange Commission, pursuant to the Registration Statement of Cardiac Science, Inc. (the
"Company") on Form S-8, which are to be offered to employees, including officers, directors and consultants and advisors pursuant to the Company's 1997 Stock
Option/Stock Issuance Plan, will, when sold, be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal
Opinion" in the Company's prospectus.


Sincerely,

/s/ Breslow & Walker, LLP

Breslow & Walker, LLP

Exhibit 23(a)

                   CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of Cardiac Science, Inc. on Form S-8 (File No. 333-______) pertaining to the Cardiac Science, Inc. 1997 Stock Option/Stock Issuance Plan of our report dated March 11, 1998, which contains a paragraph regarding the Company's ability to continue as a going concern, on our audit of the consolidated financial statements of Cardiac Science, Inc. as of December 31,
1997 and for the year ended December 31, 1997 which report is included in the Company's 1997 Annual Report on Form 10-KSB.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP



December 31, 1998